Exhibit 23B

                              Accountants' Consent


   The Board of Directors
   Vision Health Care, Inc.


   We consent to the use of our reports included herein and to the reference to our firm under the headings "Experts," "Summary Selected Financial and Operating Data" and "Selected Financial and Operating Data" in the prospectus.


                                                       Dwight Darby & Company
                                                 Certified Public Accountants

   Tampa, Florida
   July 15, 1996